Exhibit 99.4

CONSENT OF ZUKIN CERTIFICATION SERVICES, LLC

July 30, 2024

Focus Impact BH3 NewCo, Inc.
1345 Avenue of the Americas, 33rd Floor
New York, NY 10105

RE:
Joint Proxy Statement/Prospectus of Focus Impact BH3 NewCo, Inc. (“NewCo”) and XCF Global Capital, Inc. (“XCF”), which forms part of the Registration Statement on Form S-4 of NewCo (the “Registration Statement”).

Gentlemen:

We hereby consent to (i) the inclusion of our reasonable basis review (“RBR”) report, dated March 18, 2024, to the Board of Directors of NewCo as Annex J to the joint proxy statement/prospectus which forms a part of the Registration Statement related to the proposed merger with XCF and (ii) the references to such RBR therein under the headings “Questions and Answers—What are some of the positive and negative factors that Focus Impact’s board of directors considered when determining to enter into the Business Combination Agreement and its rationale for approving the Business Combination?,” “Proposals to be Considered by Focus Impact’s Stockholders—Proposal No. 1-The Business Combination Proposal—The Background of the Business Combination,” “Proposals to be Considered by Focus Impact’s Stockholders—Proposal No. 1-The Business Combination Proposal—Focus Impact’s Board of Directors’ reasons for the Approval of the Business Combination” and “Proposals to be Considered by Focus Impact’s Stockholders—Proposal No. 1-The Business Combination Proposal—Reasonable Basis Review of XCF’s Financial Projections and Underlying Assumptions”.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

          /s/ Zukin Certification Services, LLC

Zukin Certification Services, LLC